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                                                                 Exhibit No. 9

                          Kirkpatrick & Lockhart LLP
                        1800 Massachusetts Avenue, N.W.
                                   2nd Floor
                          Washington, D.C. 20036-1800
                            Telephone 202-778-9000
                                  www.kl.com

                                 July 28, 1998

PaineWebber Cashfund, Inc.
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         You have requested our opinion, as counsel to PaineWebber Cashfund, Inc. ("Fund"), as to certain matters regarding the issuance of certain Shares of the Fund. As used in this letter, the term "Shares" means the shares of common stock of the Fund during the time that Post-Effective Amendment No. 37 to the Fund's Registration Statement on Form N-1A ("PEA") is effective and has not been superseded by another post-effective amendment.

         As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Fund's Articles of Incorporation and by-laws and such resolutions and minutes of meetings of the Fund's Board of Directors as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) in the State of Maryland that in our experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the laws of that State and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

         Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Fund and that, when sold in accordance with the terms contemplated by the PEA, including receipt by the Fund of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.


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PaineWebber Cashfund, Inc.
July 28, 1998
Page 2



         We hereby consent to this opinion accompanying the PEA when it is filed with the SEC and to the reference to our firm in the statement of additional information that is being filed as part of the PEA.

                                        Very truly yours,

                                        /s/ Kirkpatrick & Lockhart LLP

                                        KIRKPATRICK & LOCKHART LLP